                                                                     EXHIBIT IV


                                                                [EXECUTION COPY]



                        VENDOR CREDIT FINANCING AGREEMENT



                         dated as of September 27, 1996


                                     between


                   GEOTEK FINANCING CORPORATION, AS BORROWER,


                   GEOTEK COMMUNICATIONS, INC., AS GUARANTOR,



                                       and



                     HUGHES NETWORK SYSTEMS, INC., AS LENDER

                                TABLE OF CONTENTS
                                -----------------


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
ARTICLE I           DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II          THE ADVANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       2.1.         The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       2.2.         Procedure for Making Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
       2.3.         Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       2.4.         [Intentionally Omitted]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       2.5.         Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
       2.6.         Interest on Overdue Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
       2.7.         Interest Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
       2.8.         Method of Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
       2.9.         Schedules to Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
       2.10.        Optional Prepayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
       2.11.        Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

ARTICLE III         CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
       3.1.         Conditions to Initial Advance   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
       3.2.         Conditions to Each Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
       3.3.         Changes and Cancellations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
       4.1.         Corporate Existence and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
       4.2.         Authorization and Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
       4.3.         Compliance with Laws and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .    22
       4.4.         Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
       4.5.         Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
       4.6.         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
       4.7.         Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
       4.8.         ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
       4.9.         Accuracy and Completeness of Information  . . . . . . . . . . . . . . . . . . . . . . .    23
       4.10.        Material Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
       4.11.        Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
       4.12.        Subordinated Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
       4.13.        Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE V           COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
       5.1.         Reporting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
       5.2.         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
       5.3.         Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25





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
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       5.4.         Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
       5.5.         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
       5.6.         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
       5.7.         Maintenance of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
       5.8.         Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       5.9.         Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       5.10.        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       5.11.        Corporate Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       5.12.        Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
       5.13.        Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       5.14.        Investments and Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       5.15.        Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       5.16.        Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       5.17.        Asset Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
       5.18.        Rentals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.19.        Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.20.        Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.21.        Preservation of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.22.        Ownership of Borrower and Holdings  . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.23.        Compliance with other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.24.        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
       5.25.        Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

ARTICLE VI          GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       6.1.         The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       6.2.         Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
       6.3.         Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances   . . . . .    31
       6.4.         Waivers by the Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       6.5.         Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
       6.6.         Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

ARTICLE VII         DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

ARTICLE VIII        ACCELERATION, REMEDIES, WAIVERS AND AMENDMENTS  . . . . . . . . . . . . . . . . . . . .    35
       8.1.         Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
       8.2.         Preservation of Rights; Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .    35

ARTICLE IX          GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
       9.1.         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
       9.2.         Survival of Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
       9.3.         Governmental Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38





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
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       9.4.         New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Service of Process  . .   38
       9.5.         Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.6.         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.7.         Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.8.         Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.9.         Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       9.10.        Confidentiality; Public Disclosures   . . . . . . . . . . . . . . . . . . . . . . . . .   40
       9.11.        Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       9.12.        Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       9.13.        Registration Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

ARTICLE X           NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       10.1.        Giving Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
       10.2.        Change of Address   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE XI          COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                       VENDOR CREDIT FINANCING AGREEMENT

                 THIS VENDOR CREDIT FINANCING AGREEMENT (this "Agreement") is made as of the 27th day of September 1996, by and among GEOTEK FINANCING CORPORATION, a Delaware corporation (the "Borrower"), GEOTEK COMMUNICATIONS, INC., a Delaware corporation and the corporate parent of the Borrower ("Geotek" or the "Guarantor") and HUGHES NETWORK SYSTEMS, INC., a Delaware corporation ("HNS" and, together with its successors and assigns, referred to collectively as the "Lenders").

                 WHEREAS, the Borrower, HNS and the Guarantor have entered into a Manufacturing Agreement of even date herewith (the "Manufacturing Agreement") pursuant to which, among other things, HNS will manufacture and sell to the Borrower certain FHMA base station equipment more fully described in Exhibit C to the Manufacturing Agreement and any other base station equipment manufactured by HNS pursuant to the Manufacturing Agreement (whether operating in the 900 MHz range or otherwise) (collectively, "Base Station Equipment");

                 WHEREAS, the Borrower and Geotek desire that the Lenders provide certain financing for the purchase by the Borrower from HNS of Base Station Equipment; and

                 WHEREAS, the Lenders are willing to provide certain financing to the Borrower for the purchase of Base Station Equipment on the terms and conditions set forth herein.

                 NOW THEREFORE, the Borrower, Geotek and the Lenders hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 As used in this Agreement:

                 "Advance Cutoff Date" means June 30, 1999.

                 "Advance Date" means the Initial Advance Date and each Subsequent Advance Date.

                 "Advance Period" means the period from and including the Initial Advance Date through and including the Advance Cutoff Date.

                 "Advances" means the extensions of credit for the account of the Borrower made by the Lenders pursuant to Article II and "Advance" means any one of them.

                 "Affiliate" of a Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more (50% or more for purposes of Section 9.1(b) only) of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                 "Agreement Accounting Principles" means GAAP in effect at the time of the preparation of the financial statements referred to in Section 4.4, applied in a manner consistent with that used in preparing such statements.

                 "Article" means an article of this Agreement unless another document is specifically referenced.

                 "Base Station Equipment" has the meaning given in the recitals hereof.

                 "Base Station Equipment Invoice" has the meaning given in
Section 2.2.

                 "Base Station Equipment Purchase Order" has the meaning given in Section 3.2.

                 "Business Day" means a day on which banks are open for business in New York, New York and Baltimore, Maryland.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                 "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                 "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with Agreement Accounting Principles.

                 "Change of Control" has the meaning given in the 1995 Indenture as in effect on the date hereof.

                 "Change of Control Date" has the meaning given in Section
2.5(b).

                 "Change of Control Offer" has the meaning given in Section 2.5(b).

                 "Change of Control Repayment Date" has the meaning given in
Section 2.5(b).

                 "Collateral" means any and all assets and rights and interests in or to property of the Borrower pledged from time to time as security for the Obligations, whether pursuant to the Security Agreement, the Pledge Agreement, any other Collateral Document or otherwise.

                 "Collateral Agent" means HNS, in its capacity as collateral agent for the Lenders, and any successor to HNS.

                 "Collateral Documents" means the Pledge Agreement, the Security Agreement and any other document or instrument granting or purporting to grant a Lien on any property of the Borrower (or others) as security for the Obligations.

                 "Commitment" of any Lender means the maximum face amount set forth on the Note issued to such Lender hereunder.

                 "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding on the date hereof or issued after the date hereof, and includes, without limitation, all series and classes of such common stock, in each case to the extent that such series or class of common stock does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                 "Consolidated Entity" means Geotek and each of its Subsidiaries which would be consolidated with Geotek for purposes of financial reporting.

                 "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Geotek or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended from time to time.

                 "Costs" has the meaning given in Section 9.7.

                 "Default" means an event described in Article VII.

                 "Disclosure Letter" means the letter delivered by the Obligors to the Lenders pursuant to Article IV hereof, which letter describes, on a Section-by-Section basis, any exceptions to the representations and warranties set forth in such Article, and which letter is expressly made a part hereof as if contained herein.

                 "Dollars" or "$" means lawful currency of the United States of America.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Excess Interest" has the meaning given in Section 2.7.

                 "Facility Documents" means the Financing Documents, the Warrants, the Manufacturing Agreement, the Sales Representation Agreement and the Registration Rights Agreement.

                 "Federal Bankruptcy Code" means Title 11, United States Code, as amended from time to time.

                 "FCC" means the United States Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

                 "FCC License" means any license, permit or authorization issued by the FCC.

                 "Financing Documents" means this Agreement, the Notes, the Pledge Agreement, the Security Agreement and the other Collateral Documents (if any).

                 "GAAP" means generally accepted accounting principles.

                 "Guaranteed Obligations" has the meaning given in Section 6.1.

                 "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a Letter of Credit. When used as a verb, the words "guaranty" and "guarantee" shall have correlative meanings.

                 "Holdings" means Geotek License Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower.

                 "Holdings Note" has the meaning given in the Loan Agreement.

                 "Hughes Subsidiary" means any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly through one or more intermediaries, by Hughes Electronics Corporation.

                 "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property (other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person,
(iv) obligations which are evidenced by notes, acceptances or other similar instruments (including interest rate protection and other derivative agreements), (v) Capitalized Lease Obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                 "Indemnified Parties" has the meaning given in Section 9.7.

                 "Initial Advance" means the Advance to be made to the Borrower on the Initial Advance Date.

                 "Initial Advance Date" means the Business Day on which the Lenders make the first Advance to the Borrower hereunder, which date shall not be prior to the date of first delivery of Base Station Equipment from HNS to the Borrower pursuant to the Manufacturing Agreement.

                 "Initial Order Date" means the date on which the Borrower submits to HNS its first Base Station Equipment Purchase Order pursuant to the Manufacturing Agreement for the manufacture and delivery of Base Station Equipment to be financed with an Advance pursuant to this Agreement.

                 "Interest Payment Date" means June 15 and December 15 of each year until the Maturity Date.

                 "Investment" of a Person means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business), deposit account (other than deposit accounts used for the payment of obligations in the ordinary course of business otherwise permitted hereunder) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person, excluding trade credit in the ordinary course of business and investments paid for solely in nonredeemable Capital Stock of such Person.

                 "Landlord Waiver Location" has the meaning given in Section 3.2(iii)(c).

                 "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person, upon which such Person is an account party or for which such Person is in any way liable.

                 "Lien" of a Person means any security interest, mortgage, pledge, hypothecation, assignment, lien (statutory or other), claim, charge, encumbrance, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any property of such Person.

                 "Loan Agreement" means the Loan Agreement, dated as of December 21, 1995, among HNS, the Borrower and Geotek, as such agreement may be amended or otherwise modified from time to time.

                 "Loss" has the meaning given in Section 9.11.

                 "Majority Lenders" means, at any time, those Lenders owed or holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Notes.

                 "Manufacturing Agreement" has the meaning given in the recitals hereof.

                 "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of either of the Obligors and their respective Subsidiaries, taken as a whole or (b) the impairment in any material respect of the ability of any of the Obligors to perform their respective obligations under any Financing Document or of the Collateral Agent or the Lenders to enforce or collect any of the Obligations.

                 "Maturity Date" means December 1, 2003.

                 "Maximum Advance Amount" means $100,000,000 (which shall include any and all interest added to principal pursuant to Section 2.3).

                 "Maximum Rate" has the meaning given in Section 2.7.

                 "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to Geotek or any member of the Controlled Group is obligated to make contributions.

                 "900 MHz Licenses" means FCC Licenses to construct and operate 900 MHz Specialized Mobile Radio Systems.

                 "1995 Indenture" means that certain Indenture, dated as of June 30, 1995, between Geotek, as Issuer, and IBJ Schroder Bank & Trust Company, as Trustee, relating to Geotek's 15% Senior Secured Discount Notes due 2005.

                 "1996 Indenture" means that certain Indenture, dated as of March 5, 1996, between Geotek, as Issuer, and The Bank of New York, as Trustee, relating to Geotek's 12% Senior Subordinated Convertible Notes due 2001.

                 "Nonconforming Base Station Equipment" has the meaning given in
Section 3.3.

                 "Note" means any promissory note in substantially the form of Exhibit A hereto, duly executed and delivered to any Lender by the Borrower evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Advances made by such

Lender or acquired by such Lender pursuant to Section 9.1 hereof, as the same may be amended or otherwise modified or replaced from time to time, and "Notes" means all of them.

                 "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and expenses and all other obligations (monetary and other) of the Obligors to the Lenders and the Collateral Agent arising under the Financing Documents.

                 "Obligors" means, collectively, the Borrower and Geotek, and their respective successors and assigns, and "Obligor" means either of the foregoing.

                 "Order Date" means each date on which the Borrower submits to HNS a Base Station Equipment Purchase Order pursuant to the Manufacturing Agreement for the manufacture and delivery of Base Station Equipment to be financed with an Advance or Advances pursuant to this Agreement.

                 "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

                 "Perfection Costs" has the meaning given in Section 9.7.

                 "Permitted Liens" means the following types of Liens:

                 (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings and as to which the Borrower or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                 (b) judgment Liens not giving rise to a Default if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                 (c) statutory Liens of landlords and other Liens imposed by law and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                 (d) Liens in favor of customs and revenue authorities which arise as a matter of law to secure payment of customs duties in connection with the importation of Base Station Equipment (or components thereof), which payments either are not yet delinquent or are being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; and

                 (e) Liens created under the Security Agreement, the Pledge Agreement and any other Collateral Document.

                 "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, limited liability company or other entity, government or any department or agency of any government.

                 "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which Geotek or any Subsidiary may have any liability.

                 "Pledge Agreement" means an Amended and Restated Pledge Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent, in substantially the form attached hereto as Exhibit B, as such agreement may be amended or otherwise modified from time to time.

                 "PST means PowerSpectrum Technology Ltd.

                 "Prepayment Moratorium Period" has the meaning given in
Section 9.1(c).

                 "Prepayment Notice Period" has the meaning given in Section 9.1(c).

                 "Proportionate Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Maximum Advance Amount.

                 "Reacquired Base Station Equipment" has the meaning given in
Section 5.12(c).

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Borrower, the Guarantor and HNS, in substantially the form attached hereto as Exhibit F, as such agreement may be amended or otherwise modified from time to time.

                 "Rentals" of a Person means the aggregate amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

                 "Repayment Amount" has the meaning given in Section 2.5(b).

                 "Replacement Communications Equipment" has the meaning given in Section 5.12(c).

                 "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Internal Revenue Code.

                 "Sales Representation Agreement" means the Sales
Representation Agreement of even date herewith between Geotek and HNS.

                 "S-C Rig Loan Agreement" means that certain Senior Loan Agreement, dated April 4, 1996, between Geotek, as borrower, and S-C Rig Investments-III, L.P., as lender.

                 "SEC" means the United States Securities and Exchange Commission or any other regulatory body which succeeds to the functions of the Securities and Exchange Commission.

                 "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Security Agreement" means a Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent, in substantially the form attached hereto as Exhibit C, as such agreement may be amended or otherwise modified from time to time.

                 "Single Employer Plan" means a Plan maintained by Geotek or any member of the Controlled Group for employees of Geotek or any member of the Controlled Group.

                 "Subsequent Advance Date" means any date on which any Lender makes an Advance to the Borrower hereunder, other than the Initial Advance Date.

                 "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Geotek or by one or more Subsidiaries or by Geotek and one or more Subsidiaries, or any similar business organization which is so owned or controlled.

                 "Unfunded Liabilities" means, on any date of determination,
(a) in the case of Single Employer Plans, all "unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA, and (b) in the case of Multiemployer Plans, the liability of Geotek and its Subsidiaries if they were to incur a complete or partial withdrawal from any Multiemployer Plan.

                 "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

                 "Warrants" means the Warrants issued by Geotek to HNS in connection herewith for the purchase of the Common Stock of Geotek, in substantially the forms attached hereto as Exhibit D, as amended or otherwise modified from time to time.

                 "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Geotek or one or more Wholly-Owned Subsidiaries, or by Geotek and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                   ARTICLE II
                                  THE ADVANCES

                 2.1. The Advances. Subject to the terms and conditions set forth herein, commencing on the Initial Advance Date, each Lender severally agrees to make Advances to the Borrower from time to time on any Business Day during the Advance Period in an aggregate principal amount not to exceed its Proportionate Share. The Advances shall be evidenced by the Notes and secured by the Collateral.

                 2.2.     Procedure for Making Advances.  (a) Subject to
Article III, and except as provided in Section 2.2(b), each Advance shall be deemed to have been made to the Borrower on the date on which HNS issues to the Borrower (with a copy to the Lenders) an invoice (the "Base Station Equipment Invoice") for Base Station Equipment which has been delivered to the Borrower pursuant to the Manufacturing Agreement and shall be deemed to be in an amount equal to the lesser of such Lender's Proportionate Share of (i) the "Balance Due" on such invoice and (ii) ninety percent (90%) of the total purchase price of the Base Station Equipment covered by such Base Station Equipment Invoice, in each case exclusive of all sales, use or similar taxes, broker's fees and shipping charges, if any. The amount of any Advance hereunder with respect to any Base Station Equipment Invoice issued by HNS to the Borrower shall be binding on the Borrower unless the Borrower disputes in writing the amount of such invoice within 10 Business Days of receipt thereof; provided that the Lenders' obligation to make any additional Advances hereunder shall be suspended during the pendency of any dispute regarding the amount of any Advance hereunder with respect to any Base Station Equipment Invoice. The immediately preceding sentence is intended to ensure that the amount of any Advances made hereunder are not subject to dispute and nothing herein shall preclude the Borrower from making any claims against HNS under the Manufacturing Agreement with respect to any invoice or any Base Station Equipment covered thereby.

                          (b) Notwithstanding the foregoing, if on the Advance
Cutoff Date any Base Station Equipment ordered pursuant to the Manufacturing Agreement and originally scheduled for delivery on or before the Advance Cutoff Date has not yet been delivered to the Borrower (and no Advance for the purchase price therefor has been made hereunder), the Lenders may (or shall, at the request of the Borrower), subject to the dollar and percentage limitations in Sections 2.1 and 2.2(a), make Advances on the Advance Cutoff Date with respect to all or part of such Base Station Equipment as if such Base Station Equipment had been delivered to the Borrower (and a Base Station Equipment Invoice had been issued therefore) on the Advance Cutoff Date. The making of Advances by the Lenders under this Section 2.2(b) shall not be deemed to be a waiver by the Lenders of the conditions precedent to such Advances set forth in
Section 3.2, which conditions must be satisfied by the Borrower as if such Advance were to be made on the delivery date set forth in the applicable Base Station Equipment Purchase Order or HNS may refuse to deliver the Base Station Equipment with respect to which such Advances were made until all such conditions precedent are satisfied. In the event such conditions are not satisfied on the delivery date for such Base Station Equipment, the Borrower may purchase any such Base Station Equipment to which such failed conditions relate by prepaying all or such portion of the Advances (together with accrued interest thereon) as are attributable to such Base Station Equipment, and as soon as practicable after such prepayment, HNS shall deliver to the Borrower all of the Base Station Equipment it so refused to deliver under this Section 2.2(b).

                          (c) Immediately upon its making, HNS shall credit the
amount of any Advance against the amounts due under the applicable Base Station Equipment Invoice, with the Borrower responsible for any remaining balance. There shall be no cash disbursements of any Advances made pursuant to this Agreement.

                          (d) Each Advance is subject to the fulfillment of the
conditions precedent set forth in Article III. Notwithstanding the immediately preceding sentence (and except as provided in Section 2.2(b)), (i) each Lender may (but is not obligated to), in the exercise of its sole discretion, make an Advance despite the failure of the Borrower to fulfill all such conditions precedent or (ii) with respect to the Borrower's failure to fulfill only the condition precedent set forth in Section 3.2(vi), upon the request of the Borrower each Lender shall make the applicable Advance despite the failure of the Borrower to fulfill such condition precedent; provided that, in each case, HNS shall retain possession of the Base Station Equipment to which such Advance relates until such time as the Collateral Agent is satisfied that the Borrower has fulfilled all such conditions precedent with respect to such Advance (other than by virtue of HNS's possession of such Base Station Equipment). In the event the Lenders so make an Advance pursuant to clause (ii) hereof and the Borrower has not been able to satisfy the conditions precedent to such Advance for a period of ten (10) days after the date of such Advance, the Borrower may, no later than June 30, 1999, purchase all of the Base Station Equipment to which such failed conditions relate by prepaying all or such portion of the Advances (together with accrued interest thereon) as are attributable to such Base Station Equipment, and as soon as practicable after such prepayment, HNS shall deliver to the Borrower all of the Base Station Equipment being so purchased. Any warehousing or other related costs, as well as the risk of loss, with respect to such Base Station Equipment retained by HNS shall be borne by the Borrower and the

Borrower shall indemnify HNS and the Lenders from and against any other loss, cost or expense resulting therefrom.

                          (e) For the avoidance of doubt, unless otherwise
agreed in writing by the Lenders and the Borrower, no amounts other than the actual purchase price of Base Station Equipment (as set forth in Exhibit E to the Manufacturing Agreement), as adjusted from time to time pursuant to the Manufacturing Agreement, will be financed by the Lenders hereunder (subject at all times to the terms and conditions of this Agreement).

                 2.3. Interest. (a) Interest shall accrue on the unpaid principal amount of each Advance at a fixed rate per annum equal to eleven percent (11%) from the date of such Advance until the Maturity Date, and, subject to Section 2.3(b), shall be payable in cash semi- annually in arrears on (a) each Interest Payment Date occurring after the Initial Advance Date, and
(b) on the Maturity Date (or such earlier date as the aggregate outstanding principal amount of the Advances is repaid in full pursuant to this Agreement). All interest shall be computed for actual days elapsed on the basis of a year consisting of 365 days (or 366 days, as appropriate). In computing interest on any Advance, the Advance Date of such Advance shall be included and the date of payment shall be excluded so long as such payment is received by the applicable Lender at or before 12:00 p.m. (New York time) on the date when due.

                          (b) Notwithstanding the provisions of Section 2.3(a),
so long as no Default has occurred and is continuing, interest payable on any Advance on any Interest Payment Date prior to June 30, 1999, shall not be payable in cash on such Interest Payment Date and shall, on such Interest Payment Date, be added to the outstanding principal balance of the Advances and shall be payable as principal pursuant to Section 2.5.

                 2.4.     [Intentionally Omitted].

                 2.5. Repayment. (a) Except as set forth in subsection (b) hereof or in Sections 2.2(b), 2.2(d), 5.12 or 9.11, the Borrower shall repay the aggregate principal amount of the Advances in ten equal installments, with the first two installments being due on July 10, 1999, and December 15, 1999, respectively, and the remaining installments being due on the expiration of each six (6) month period after December 15, 1999 (i.e., June 15, 2000, December 15, 2000, etc.). Once repaid, any amount of principal repaid may not be reborrowed.

                          (b) (i) Upon the occurrence of a Change of Control
(the date of such occurrence, the "Change of Control Date"), the Borrower will notify the Lenders in writing of such occurrence and shall make an offer to repay (the "Change of Control Offer"), and shall repay, on a Business Day (the "Change of Control Repayment Date") not more than 60 days following the Change of Control Date (and in no event later than the date on which any other Indebtedness of Geotek or its Subsidiaries is repaid as a result of such Change of Control) up to the entire principal amount of all Notes then outstanding, plus accrued and unpaid interest (and all other Obligations due hereunder and under the other Financing Documents), if any, to the Change of Control Repayment Date.

                          (ii) Notice of a Change of Control Offer shall be
mailed by the Borrower not later than the 30th day after the Change of Control Date to the Lenders at their addresses for notices provided herein, with a copy to the Collateral Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5;00 p.m., New York City time, on the Change of Control Repayment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                          (1) that the Change of Control Offer is being made pursuant to this Section 2.5(b) and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                          (2) the Change of Control Repayment Date and the date on which the Change of Control Offer expires;

                          (3) that any Note (or portion thereof) not repaid will continue to accrue interest in accordance with the terms thereof;

                          (4) that, unless the Borrower shall default in the payment of the Repayment Amount, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Repayment Date;

                          (5) that Lenders electing to have Notes (or any portion thereof) repaid must notify the Borrower no later than 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Change of Control Repayment Date of the principal amount of their respective Notes to be repaid, as well as the amount of accrued but unpaid interest (and other Obligations) allocable thereto.

                          (6) that Lenders electing to have Notes repaid pursuant to a Change of Control Offer will be required to return their Notes to the Borrower on the second Business Day immediately following the date on which such Lender receives full payment for its Note (including accrued and unpaid interest) and its Proportionate Share of all other Obligations due hereunder and under the other Financing Documents (collectively, the "Repayment Amount") in immediately available funds;

                          (7) that Lenders will be entitled to withdraw their election if the Borrower receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Change of Control Repayment Date, a telex, facsimile transmission or letter setting forth the name of the Lender and a statement that such Lender is withdrawing its election to have its Note repaid to the extent set forth in such letter; and

                          (8) information concerning the business of Geotek, the most recent annual and quarterly reports of Geotek filed with the SEC pursuant to the

         Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to
         Section 4.07 of the 1995 Indenture), a description of material developments in Geotek's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Lender in connection with the decision of such Lender as to whether or not it should accept the Change of Control Offer.

                          (iii) On the Change of Control Repayment Date, the
Company shall repay to each Lender electing such repayment such Lender's Repayment Amount in immediately available funds to the account specified for payments to such Lender as provided herein.

                 2.6. Interest on Overdue Amounts. In the event that any principal amount of any Advance or any interest, fees or other amounts payable hereunder is not paid when due as provided herein (after accounting for any applicable grace periods), the Borrower shall pay late payment interest on such unpaid amount from the date such amount is due until the date such amount is paid in full, payable on demand, at an interest rate per annum equal to sixteen percent (16%).

                 2.7. Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Facility Documents, the Borrower shall not be required to pay, and the Lenders shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Facility Documents, then in such event: (1) the provisions of this subsection shall govern and control;
(2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Facility Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (5) the Borrower shall not have any action against such Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until the Lenders shall have received the amount of interest which the Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

                 2.8. Method of Payment. All payments of principal, interest, expenses and other amounts hereunder shall be made by wire transfer in immediately available funds to the Lenders at the First National Bank of Maryland, Baltimore MD 21203, ABA# 052000113, Account No. 401-5029-0 (for the account of Hughes Network Systems, Inc.) (or, with respect to payments to be made to any Lender other than HNS, such other account as such Lender may notify the Borrower in writing at least three (3) Business Days prior to the scheduled date for any such payment) by noon (New York time) on the date when due. If any payment of principal of or interest on the Advances shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Unless otherwise provided herein or in the other Financing Documents, any payment of any principal or interest on the Notes, or of any of the other Obligations, shall be allocated among the Lenders pro rata based upon their respective Proportionate Shares.

                 2.9. Schedules to Notes. The Borrower hereby authorizes each Lender to endorse on the Schedule annexed to its Note the principal amount of all Advances made by such Lender to the Borrower as well as all additions to principal pursuant to Section 2.3(b) and all payments and prepayments of principal made pursuant to the terms hereof; provided, that the failure to make any such notations on such Schedule (or any error in such notation) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Note.

                 2.10. Optional Prepayment. With respect only to those Notes held by HNS or any of its Affiliates at the time of receiving the notice of prepayment provided for in this Section 2.10 (or those Notes held by any other Person at the time of receiving any such notice of prepayment prior to the Advance Cutoff Date), the Borrower may, upon at least thirty (30) Business Days' prior written notice to HNS or such Affiliate (or such other Person), as applicable, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal on such Note, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (i) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 (or such lesser amount as is then outstanding) and shall be applied to principal installments in the inverse order of their maturities; provided, further, that this shall not limit or affect the rights of the Lender under Article VIII. Once prepaid, any amount of principal prepaid may not be reborrowed. For the avoidance of doubt, except as provided in Sections 2.2.(b), 2.2(d), 5.12 or 9.11, on and after July 1, 1999, any Note held by a Person other than HNS or its Affiliates which was transferred to such Person in accordance with the terms hereof may not be prepaid, in whole or in part, without the prior written consent of such Person, unless such Note was transferred to such Person by HNS or its Affiliate subsequent to receipt of the notice of prepayment provided for in this Section
2.10. Notwithstanding the foregoing, the Borrower shall have no right to prepay any Note during any Prepayment Moratorium Period.

                 2.11. Obligations Absolute. (a) The Borrower's obligation to pay all principal and interest on the Notes and all fees and expenses hereunder and under the other

Financing Documents, and to perform all other obligations hereunder and thereunder are absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation:

                 (i) any set-off, counterclaim, recoupment, defense, or other right which the Borrower, Geotek or any of their respective Affiliates may have against HNS, any other Lender, the Collateral Agent or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or by the other Facility Documents or otherwise), including, without limitation, any breach by HNS of any of its obligations under any of the Facility Documents or the Loan Agreement;

                 (ii) any defect in the title, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, any of the Base Station Equipment, any interruption or cessation in the use of or possession thereof by, or the availability thereof to the Borrower, its Affiliates or any other Person for any reason whatsoever, whether arising out of or related to an act or omission of any Lender or any other Person;

                 (iii) the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement or any absence of right, power or authority of HNS, the Borrower or Geotek or any other party to enter into this Agreement or any of the other Facility Documents, as the case may be;

                 (iv) any insolvency, bankruptcy, reorganization, or similar proceedings by or against HNS, any other Lender, the Collateral Agent, the Borrower, Geotek or any other Person;

                 (v) any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing, it being the express intention of the Lender, the Borrower and Geotek that all Obligations payable hereunder shall be payable in all events.

                 (b) Nothing in this Agreement shall operate to excuse or diminish the Borrower's obligation to pay HNS the full purchase price of any Base Station Equipment ordered from HNS pursuant to the Manufacturing Agreement.


                                  ARTICLE III
                              CONDITIONS PRECEDENT

                 3.1. Conditions to Initial Advance. The Obligation of the Lenders to make the Initial Advance hereunder is subject to the satisfaction of the following conditions precedent:

                 (i) (a) On the date of execution of this Agreement, HNS shall have received from the Borrower:

                          (1) an original of this Agreement (including all Exhibits, Schedules and Annexes hereto), the Disclosure Letter, the Security Agreement, the Pledge Agreement, the Warrants, the Manufacturing Agreement, the Sales Representation Agreement and the Registration Rights Agreement, duly-executed by each party hereto and thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived in writing by the Lenders;

                          (2) an incumbency certificate of each Obligor, executed by the Secretary or an Assistant Secretary thereof, which shall identify by name and title and bear the signature of the officers of such Obligor authorized to sign the Facility Documents and (in the case of the Borrower) to submit Base Station Equipment Purchase Orders hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by such Obligor;

                          (3) (A) a copy of the Certificate of Incorporation of each of the Obligors, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of incorporation and (B) certificates of good standing for each of the Obligors certified by the appropriate governmental officer in its jurisdiction of incorporation and in the State of New Jersey;

                          (4) a copy of the By-Laws of each of the Obligors, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of such Obligor;

                          (5) a copy, certified by the Secretary or an Assistant Secretary of such Obligor, as applicable, of each Obligors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Lenders) authorizing the execution, delivery and performance of the Facility Documents to be executed by it and the transactions contemplated thereby; and

                          (6) a notice complying with the requirements set forth in Section 3.2(i) of the Loan Agreement irrevocably obligating the Borrower to borrow $24,500,000 from HNS thereunder on the Initial Order Date (subject to satisfaction (or waiver by HNS) of the conditions precedent to borrowing set forth therein).

                          (b)     On the Initial Order Date, HNS shall have
received from the Borrower:

                          (1) a favorable opinion of counsel to the Obligors, dated as of the date hereof, addressed to the Lenders, with respect to matters of United States federal, New York and Delaware corporate law customary in transactions of the type contemplated by this Agreement, the Warrants and the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E;

                          (2) the Facility Set-Up Fee (as defined in the Manufacturing Agreement), by wire transfer in immediately available funds; and

                          (3) the Initial Order (as defined in the Manufacturing Agreement) and the required downpayment in connection therewith (by wire transfer in immediately available funds).

                 (ii) On the date of execution of this Agreement each Lender shall have received its Note, duly executed by the Borrower.

                 3.2. Conditions to Each Advance. The Obligation of each Lender to make each of its Advances hereunder is subject to the satisfaction of the following conditions precedent:

                 (i) On the applicable Order Date, the Borrower shall have furnished to HNS:

                          (a) a purchase order (a "Base Station Equipment Purchase Order") conforming to the requirements of the Manufacturing Agreement setting forth the Base Station Equipment to be financed hereunder and providing for a delivery date conforming to the requirements of the Manufacturing Agreement and in any event on or prior to June 30, 1999;

                          (b) at the option of the Borrower (in order to take advantage of the cancellation rights set forth in Section 3.3(a)), a written certificate signed by the Chief Financial Officer of the Borrower listing the country, state and county (or other applicable local jurisdiction) in which each item of Base Station Equipment subject to such Base Station Equipment Purchase Order will be first installed for operation after delivery from HNS (with a copy of such certificate to the Collateral Agent (if different from HNS)); and

                          (c) a nonrefundable cash payment of ten percent (10%) (as adjusted prior to the applicable Advance Date to reflect Changes made pursuant to and as defined in the Manufacturing Agreement) of the aggregate purchase price for the Base Station Equipment covered by the applicable Base Station Equipment Purchase Order. For the avoidance of doubt, all such cash payments shall be retained by HNS as partial payment for the Base Station Equipment covered by the applicable Base Station Equipment Purchase Order and shall not reduce the unpaid amount of the Obligations.

                 (ii) no later than forty-five (45) days before the delivery date specified in the applicable Base Station Equipment Purchase Order, the Borrower shall have furnished to HNS a written certificate signed by the Chief Financial Officer of the Borrower (a) setting forth the aggregate amount of the Advances requested by the Borrower in connection with such Base Station Equipment Purchase Order (which designation shall be irrevocable) and (2) stating that the aggregate amount of the Advances requested by the Borrower in connection with the applicable Base Station Equipment Purchase Order, when aggregated with all prior Advances, will not exceed the Maximum Advance Amount.

                 (iii) no later than forty-five (45) days before the delivery date specified in the applicable Base Station Equipment Purchase Order, the Borrower shall have furnished to the Collateral Agent, at the Borrower's expense;

                          (a) (1) if the Borrower did not provide HNS on the applicable Order Date with the information specified in Section 3.2(i)(b), a written certificate signed by the Chief Financial Officer of the Borrower listing the country, state and county (or other applicable local jurisdiction) in which each item of Base Station Equipment subject to such Base Station Equipment Purchase Order will be first installed for operation after delivery from HNS and (2) duly-executed Uniform Commercial Code financing statements and/or fixture filings (or the functional equivalent in jurisdictions not subject to the Uniform Commercial Code) reasonably deemed necessary or desirable by the Collateral Agent to perfect its security interest in the Base Station Equipment to be sold to the Borrower pursuant to the Manufacturing Agreement and the applicable Base Station Equipment Purchase Order, in form suitable for filing in the appropriate filing offices;

                          (b) the results of Uniform Commercial Code filing searches (or the functional equivalent in jurisdictions not subject to the Uniform Commercial Code) indicating that upon the sale of the applicable Base Station Equipment to the Borrower and the first installation for operation thereof, the Collateral Agent will have, for its benefit and the ratable benefit of the Lenders, a first-priority perfected security interest in such Base Station Equipment, subject only to Permitted Liens;

                          (c) with respect to any Base Station Equipment to be located on any real property the owner or mortgagee of which (by statute, contract or otherwise) will have a Lien or other claim on such Base Station Equipment that is prior in right to the Lien of the Collateral Agent in such Base Station Equipment under the Security Agreement and the rental and other payment obligations for which are in the aggregate in excess of $10,000 per month (each, a "Landlord Waiver Location"), instruments executed by such owner and/or mortgagee, waiving or releasing such Lien or other claim, in suitable form for recording in the appropriate recording office (except to the extent that the aggregate purchase price of all Base Station Equipment located at Landlord Waiver Locations and not subject to such waiver or release does not exceed five percent (5%) of the aggregate purchase price of all Base Station Equipment then subject to the Lien of the Security Agreement); and

                          (d) if reasonably deemed necessary or desirable by the Collateral Agent in its sole discretion, legal opinions (except as to priority (unless, with respect to jurisdictions outside of the United States, such opinions are customarily given in similar circumstances)), search results, certificates from governmental officials (United States or foreign) or other agreements, instruments or documents providing comfort to the Collateral Agent that, upon delivery to the Borrower (and thereafter until such security interest is released in accordance with the terms hereof and of the Security Agreement), the Collateral Agent will have, for its benefit and the ratable benefit of the Lenders, a fully-enforceable first-priority perfected security interest, subject to no other Liens or claims of any Person (other than Permitted Liens (except as provided in Section 3.2(iii)(c)), in each item of Base Station Equipment subject to such Base Station Equipment Purchase Order.

                 (iv) on the applicable Order Date the following statements shall be true and correct (and the furnishing by the Borrower to HNS of the applicable Base Station Equipment Purchase Order shall constitute a representation and warranty by the Borrower to the Lenders that on such Order Date such statements are true):

                          (a) the representations and warranties contained in
                 Article IV, in the Security Agreement and in the Pledge Agreement are true and correct on and as of such Order Date, before and after giving effect to the Advances contemplated by the applicable Base Station Equipment Purchase Order, as though made on and as of such date; and

                          (b) no Default or Unmatured Default has occurred and
                 is continuing as of such Order Date, before and after giving effect to the making of the Advances contemplated by the applicable Base Station Equipment Purchase Order.

                 (v) on the applicable Advance Date the following statements shall be true and correct (and the acceptance by the Borrower of the applicable Advances shall constitute a representation and warranty by the Borrower to the Lenders that on such Advance Date such statements are true):

                          (a) the representations and warranties contained in
                 Article IV, in the Security Agreement and in the Pledge Agreement are true and correct on and as of such Advance Date, before and after giving effect to the making of such Advances, as though made on and as of such date;

                          (b) no Default or Unmatured Default has occurred and
                 is continuing as of such Advance Date, after giving effect to the making of such Advances; and

                          (c) the aggregate amount of the Advances to be made
                 to the Borrower on such Advance Date, when aggregated with all prior Advances, will not exceed the Maximum Advance Amount.

                 (vi) On the applicable Advance Date, after giving effect to the Advances to be made on such Advance Date and the delivery to the Borrower of the Base Station Equipment covered by the applicable Base Station Equipment Invoice, the Collateral Agent shall have (and shall continue to have, after the applicable Advance Date and until such security interest is released in accordance with the terms hereof and of the Security Agreement), for its benefit and the ratable benefit of the Lenders, a fully-enforceable valid and perfected first-priority security interest in all of the Collateral owned by the Borrower on such Advance Date, including, without limitation, such Base Station Equipment, subject to no other Liens or claims of any Person, other than Permitted Liens (except as provided in Section 3.2(iii)(c) and after giving effect to any express, written waivers by the Collateral Agent of any perfection requirements hereunder).

                 3.3. Changes and Cancellations. (a) If on the applicable Order Date the Borrower provided HNS with the information specified in Section 3.2(i)(b), and if within fifteen (15) Business Days of such Order Date the Borrower and the Collateral Agent determine that the Borrower will not be able to satisfy the condition precedent set forth in Section 3.2(iii)(c) with respect to any portion of the Base Station Equipment covered by a Base Station Equipment Purchase Order (the "Nonconforming Base Station Equipment"), the Borrower shall, within five (5) Business Days thereafter, (1) cancel its order with respect to such Nonconforming Base Station Equipment, (2) specify a new location for such Nonconforming Base Station Equipment that will cause the Borrower to satisfy the condition precedent set forth in Section 3.2(iii)(c) or
(3) inform HNS and the other Lenders that it will pay cash for such Nonconforming Base Station Equipment, such payment to be made in accordance with the terms of the Manufacturing Agreement and subject to HNS' customary credit approval; provided, that the failure of the Borrower to notify HNS of its selection of either (1), (2) or (3) above shall be deemed to be a selection by the Borrower to pay cash for such Nonconforming Base Station Equipment no later than the applicable delivery date.

                 (b) Adjustments to the purchase price of Base Station Equipment to be financed hereunder (and corresponding adjustments to the required 10% downpayment and the amount to be financed hereunder) shall be made to account for any Changes made pursuant to and as defined in the Manufacturing Agreement.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  Each of the Obligors represents and warrants to the Lenders that, except as otherwise set forth in the Disclosure Letter:

                 4.1. Corporate Existence and Standing. Each of Geotek and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority would not have a Material Adverse Effect.

                 4.2. Authorization and Validity. Each of the Obligors has the corporate power and authority to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder. Each of the Financing Documents has been duly authorized, executed and delivered by the applicable Obligor and constitutes a legal, valid and binding obligation of the applicable Obligor,enforceable against the applicable Obligor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or general principles of equity (whether considered at law or in equity).

                 4.3. Compliance with Laws and Contracts. Neither the execution and delivery by each Obligor of the Financing Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, nor the use of the Base Station Equipment by Geotek or its Affiliates, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Geotek or any of its Subsidiaries or Geotek's or any such Subsidiary's articles or certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which Geotek or any such Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of Geotek or any such Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except where such violation, conflict, default or Lien would not have a Material Adverse Effect. No order, consent, approval, license, permit, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Financing Documents (except with respect to enforceability of the remedies provided for in the Pledge Agreement, the requirement to obtain FCC approval before effecting any transfer of any FCC License).

                 4.4. Financial Statements. The June 30, 1996 consolidated financial statements of Geotek and its Subsidiaries heretofore delivered to HNS were prepared in accordance with GAAP in effect on the date such statements were prepared and consistent with prior periods and fairly present the consolidated financial condition and operations of Geotek and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

                 4.5. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), prospects or results of operations of Geotek and its Subsidiaries (on a consolidated basis) has occurred since the date of the financial statements referred to in Section 4.4.

                 4.6. Taxes. Geotek and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed prior to the date hereof and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Geotek or any such Subsidiary (except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided), except, with respect only to Subsidiaries of Geotek other than the Borrower and its Subsidiaries, where the failure to so file or pay would not have a Material Adverse Effect. No tax liens have been filed, and no claims are being asserted with respect to any such taxes, except, with respect only to Subsidiaries of Geotek other than the Borrower and its Subsidiaries, where such tax liens or claims would not have a Material Adverse Effect. The charges, accruals and reserves on the books of Geotek and its Subsidiaries in respect of any taxes or other governmental charges are adequate, except, with respect only to Subsidiaries of Geotek other than the Borrower and its Subsidiaries, where the failure to maintain adequate charges, accruals or reserves would not have a Material Adverse Effect.

                 4.7. Litigation. There is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting Geotek or any of its Subsidiaries which might have a Material Adverse Effect.

                 4.8. ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $100,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, and the minimum funding requirements with respect to all Plans have been met, no Reportable Event has occurred with respect to any Plan, no Lien in favor of the PBGC with respect to any Plan has arisen or been recorded, neither Geotek nor any of its Subsidiaries has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

                 4.9. Accuracy and Completeness of Information. No information, schedule, exhibit or report furnished by Geotek to HNS in connection with the negotiation of the Financing Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                 4.10. Material Agreements. None of the Subsidiaries of Geotek are party to any agreement or instrument or subject to any charter or corporate restriction which, individually or when taken together with all other such agreements, instruments or restrictions of all such Subsidiaries, is reasonably likely to have a Material Adverse Effect. Neither Geotek nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness of Geotek. The Obligors have made available to HNS copies of each agreement of Geotek which (a) evidences Indebtedness of Geotek or (b) if Geotek were to default in its obligations thereunder, might have a Material Adverse Effect.

                 4.11. Compliance with Law. Neither Geotek nor any of its Subsidiaries has violated or failed to comply with any law, rule, regulation, order, writ, judgment, injunction, decree or award which could have a Material Adverse Effect.

                 4.12. Subordinated Indebtedness. The Obligations are not subordinate to any Indebtedness of the Obligors. The Borrower's Obligations are senior (or, in the case of the Loan Agreement, pari passu) to all other Indebtedness of the Borrower.

                 4.13. Licenses and Permits. Geotek and each of its Subsidiaries have obtained and hold in full force and effect all licenses, permits, orders or approvals of, and have made all required registrations with, all state, federal and foreign government bodies that are material to the conduct of the business of Geotek or its Subsidiaries (collectively, "Permits"), except where the failure to have such Permits would not, individually or in the aggregate, have a Material Adverse Effect. All such Permits are in full force and effect and neither Geotek nor any of its Subsidiaries have violated any of the terms thereof, except where the failure to keep such Permits in full force and effect or where such violations would not, individually or in the aggregate, have a Material Adverse Effect. Geotek and any of its

Subsidiaries which hold or will hold 900 MHz Licenses are fully qualified to hold 900 MHz Licenses.

                                   ARTICLE V
                                   COVENANTS

                 During the term of this Agreement, unless the Majority Lenders shall otherwise consent in writing:

                 5.1.     Reporting.  Geotek will furnish to the Lenders

                          (a) Without duplication, copies of all reports, certificates, documents and other information required to be delivered to the trustee under the 1995 Indenture and the 1996 Indenture and to the lender under the S-C Rig Loan Agreement (in each case, as in effect on the date hereof and whether or not then in effect). The copies of any such reports, certificates or documents that are addressed to such trustee or lender shall be addressed to the Lenders.

                          (b) Within forty-five (45) Business Days after the close of each fiscal quarter of the Borrower, a compliance certificate signed by the Chief Financial Officer of the Borrower stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                          (c) Within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Plan, certified as correct by an actuary enrolled under ERISA.

                          (d) As soon as possible and in any event within (10) days after Geotek knows that any Reportable Event has occurred with respect to any Plan or any Lien has been asserted by the PBGC or has arisen with respect to any Plan, a statement, signed by the chief financial officer of Geotek, describing said Reportable Event or Lien and the action which Geotek proposes to take with respect thereto.

                          (e) As soon as possible and in any event no later than two (2) Business Days after the occurrence thereof, written notice of the occurrence of a Change of Control.

                          (f) Such other information as any Lender may from time to time reasonably request.

                 5.2. Notice of Default. Geotek will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might have a Material Adverse Effect.

                 5.3. Conduct of Business. Geotek will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a Material Adverse Effect. The Borrower will engage in no business or transaction other than (i) the holding of the capital stock of Holdings and certain other Subsidiaries formed to hold certain assets to be used directly for the provision of Specialized Mobile Radio services utilizing 900 MHz Licenses, (ii) the ownership of the Base Station Equipment purchased from HNS under the Manufacturing Agreement and
(iii) the leasing or sale of Base Station Equipment in accordance with Section 5.12.

                 5.4. Taxes. Geotek will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                 5.5. Insurance. Geotek will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on its respective Base Station Equipment and all their other property in such amounts and covering such risks as is consistent with sound business practice, and Geotek will furnish to the Lenders upon request full information as to the insurance carried.

                 5.6. Compliance with Laws. Geotek will, and will cause each of its Subsidiaries to, comply with (i) all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and (ii) the terms of all FCC Licenses held by it, including any obligation to construct facilities and place them in operation with a minimum number of sites and/or customers by a specified date, except where the failure to do so would not have a Material Adverse Effect.

                 5.7. Maintenance of Properties. Geotek will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not have a Material Adverse Effect.

                 5.8. Inspection. Geotek will, and will cause each of its Subsidiaries to, permit representatives and agents appointed by the Collateral Agent or the Majority Lenders, to inspect any of the properties, licenses, corporate books and financial records of Geotek and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of Geotek and each Subsidiary, and to discuss the affairs, finances and accounts of Geotek and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Collateral Agent or the Majority Lenders may designate. Geotek may require as a condition of any such inspection and/or discussions that such representatives and agents enter into confidentiality agreements customary in the asset-based lending field in form and substance reasonably satisfactory to Geotek.

                 5.9. Restricted Payments. Prior to July 15, 2000, the Borrower will not, nor will it permit any of its Subsidiaries to, (i) declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any of the Borrower's Subsidiaries may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower or (ii) directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness.

                 5.10. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, incur any Indebtedness other than (i) the Advances (in the case of the Borrower), (ii) the Indebtedness of the Borrower under the Loan Agreement, (iii) the Holdings Note (in the case of Holdings) and
(iv) the Guarantees by the Borrower and Holdings required to be provided under the 1995 Indenture as in effect on the date hereof.

                 5.11. Corporate Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person or otherwise alter or modify the Borrower's or any Subsidiary's certificate or articles of incorporation or by-laws (unless such alteration or modification would not have a Material Adverse Effect), corporate names, mailing addresses, principal places of business, structure, status or existence.

                 5.12. Sale of Assets. Subject to the second sentence of this Section 5.12 and as contemplated by the proviso in the second sentence of
Section 5.13 of the Loan Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of all, or a substantial portion of, its property, assets or business to any other Person. The Borrower will not sell, assign, lease, convey or otherwise transfer any interest in any of the Collateral, except that the Borrower may:

                 (i) sell any Base Station Equipment if:

                          (a) simultaneous with such sale, the Borrower repays the remaining unpaid principal balance of the Advances in respect of such Base Station Equipment (i.e., up to ninety percent (90%) of the purchase price thereof) (together with all accrued and unpaid interest thereon);

                          (b) such sale is made expressly subject to the Collateral Agent's security interest in such Base Station Equipment and the Collateral Agent is satisfied in its reasonable discretion that following such sale the Collateral Agent will continue to have a fully-enforceable, first-priority security interest in such Collateral, subject to no other Liens or other claims of any Person (other than Permitted Liens), it being understood that the Collateral Agent may require the purchaser of such Base Station Equipment (and its lenders, landlords and mortgagees) to enter into certain agreements with the Borrower and/or the Collateral Agent in order to satisfy the Collateral Agent hereunder; or

                          (c) the Borrower receives "fair value" for such Base Station Equipment (as certified by the Chief Financial Officer of the Borrower with respect to sales of Base Station Equipment the original purchase price of which was less than $3,000,000, and as determined by a reputable, experienced independent appraiser of wireless communications equipment reasonably acceptable to the Collateral Agent with respect to sales the original purchase price of which was equal to or greater than $3,000,000 (it being agreed, however, that the "fair value" of Base Station Equipment sold by the Borrower shall not be less than (x) prior to first installation thereof, the original purchase price thereof, as established pursuant to the Manufacturing Agreement and (y) after first installation thereof, the net book value thereof at the time of such sale)) in the form of cash in which the Collateral Agent has a fully- enforceable, first-priority perfected security interest (subject only to Permitted Liens not otherwise waived or released hereunder) as security for the Obligations until
         (1) used by the Borrower to (A) repay all or a portion of the Advances or (B) purchase from HNS other wireless communications equipment ("Replacement Communications Equipment") in which the Collateral Agent is granted a fully- enforceable, first-priority perfected security interest (subject only to Permitted Liens not otherwise waived or released hereunder) as security for the Obligations or (2) the Base Station Equipment so sold is reacquired by the Borrower ("Reacquired Base Station Equipment")and the Collateral Agent is granted a fully-enforceable, first-priority perfected security interest therein (subject only to Permitted Liens not otherwise waived or released hereunder) (it being understood that the determination of the enforceability, priority or perfection of any security interest referred to in this clause (c) shall be made by the Collateral Agent in its reasonable discretion and that the Collateral Agent may require the Borrower to deliver a legal opinion of counsel reasonably acceptable to the Collateral Agent with respect to such matters of enforceability, priority (but only with respect to jurisdictions outside of the United States where such opinions are customarily given in similar circumstances) and perfection); and

                 (ii) lease any Base Station Equipment if:

                          (a) such lease is made expressly subject and subordinate to the Collateral Agent's security interest in such Base Station Equipment;

                          (b) such lease is on arms-length terms and at market rates; and

                          (c) the Collateral Agent is satisfied in its reasonable discretion that after the commencement of such lease the Collateral Agent will continue to have a fully-enforceable, first-priority security interest in such Collateral, subject to no other Liens or other claims of any Person (other than Permitted Liens), it being understood that the Collateral Agent may require the lessee (and its lenders, landlords and mortgagees) of such Base Station Equipment to enter into certain agreements with the

         Borrower and/or the Collateral Agent in order to satisfy the Collateral Agent hereunder.

For the avoidance of doubt, neither the Collateral Agent nor any of the Lenders shall be responsible for any of the costs of fulfilling the requirements of subsection 5.12(i)(b), 5.12(i)(c) or 5.12(ii).

                 5.13. Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

                 5.14. Investments and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any new Subsidiary or to become or remain a partner in any partnership or joint venture, or to acquire any going business or all or substantially all of the assets of any Person or any division or business of a Person, whether through purchase of assets, merger or otherwise, except existing Investments in Subsidiaries in existence on the date hereof and the purchases of 900 MHz Licenses and related assets as provided in the Loan Agreement.

                 5.15. Guarantees. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Guaranty (including, without limitation, any Guaranty of the obligations of a Subsidiary of Geotek), other than the Guarantees by the Borrower and Holdings required to be provided under the 1995 Indenture as in effect on the date hereof.

                 5.16. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any of its Subsidiaries, except Permitted Liens.

                 5.17. Asset Expenditures. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any assets, other than the acquisition (or reacquisition) by the Borrower or its Subsidiaries of Base Station Equipment pursuant to the Manufacturing Agreement or hereto (including, without limitation, Section 5.12(c)), as applicable, and the acquisition by Holdings of the 900 MHz Licenses and related assets as provided in the Loan Agreement.

                 5.18. Rentals. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any obligations for Rentals.

                 5.19. Letters of Credit. The Borrower will not, nor will it permit any of its Subsidiaries to, apply for or become liable with respect to any Letter of Credit (other than for the benefit of HNS).

                 5.20. Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction with any Affiliate, except as contemplated by this Agreement (including, without limitation, Sections 5.12 and 5.17).

                 5.21. Preservation of Licenses. The Borrower will not, and will not permit any of its Subsidiaries to, allow any FCC License held by it to lapse or be revoked or suspended.

                 5.22. Ownership of Borrower and Holdings. The Borrower shall at all times be a Wholly-Owned Subsidiary of Geotek and Holdings shall at all times be a Wholly-Owned Subsidiary of the Borrower.

                 5.23. Compliance with other Agreements. Geotek shall, and shall cause each of its Subsidiaries to, comply with all covenants, restrictions and other agreements applicable to them in the 1995 Indenture, the 1996 Indenture and the S-C Rig Loan Agreement as in effect on the date hereof (without giving effect to any amendments, waivers or other modifications thereof or supplements thereto, unless otherwise consented to in writing by the Majority Lenders, such consent not to be unreasonably withheld).

                 5.24. Further Assurances. Geotek shall take, and shall cause each of the Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Collateral Agent may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Financing Documents, to cause the execution, delivery and performance of the Financing Documents to be duly authorized and to perfect, protect and maintain the Liens (and the priority status thereof) of the Collateral Agent on the Collateral.

                 5.25. Payments. Geotek will, and will cause its Subsidiaries (and any other Person obligated thereon) to, pay when due all rent or mortgage loan installments with respect to any Landlord Waiver Location, except where such payments are being contested in good faith if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof.


                                   ARTICLE VI
                                    GUARANTY

                 6.1. The Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Lenders and their respective successors and assigns the full and punctual payment and performance (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including all reasonable costs of collection and enforcement thereof (including, without limitation, all fees and disbursements of counsel) and interest thereon which would be owing by the Borrower but for the effect of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (collectively, the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that any Lender may enforce this Guaranty up to the full amount guaranteed by the Guarantor hereunder without proceeding against the Borrower or any other obligor, against the Collateral or against any other guarantor under any other guarantee covering the Guaranteed Obligations. All payments made by the Guarantor under this Guaranty shall be paid at the place and in the manner specified in Section 2.8.

                 6.2. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Obligor under any of the Facility Documents, by operation of law or otherwise;

                          (b) any modification or amendment of or supplement to this Agreement, any Note or any of the other Facility Documents, including, without limitation, any increase in the principal amount of the Advances;

                          (c) any release, non-perfection or invalidity of any direct or indirect security herefor or for, or any other guarantee of, any of the Guaranteed Obligations;

                          (d) any change in the corporate existence, structure or ownership of any of the Obligors, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Obligors or any of their assets or any resulting release or discharge of any obligation of any Obligor contained in this Agreement or any Note;

                          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                          (f) any invalidity or unenforceability relating to or against any Obligor for any reason of any of the Facility Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on the Advances or any other amount payable by it under the Facility Documents; or

                          (g) any other act or omission to act or delay of any kind by any Obligor or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

In addition, the obligations of the Guarantor hereunder are joint and several with the obligations of each other guarantor or obligor in respect of the Guaranteed Obligations.

                 6.3. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                 6.4. Waivers by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

                 6.5. Subrogation. Prior to July 15, 2000, the Guarantor shall not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, nor shall the Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, unless and until all of the Guaranteed Obligations shall have been paid to the Lenders and discharged, in full. On or after July 15, 2000, to the extent not expressly prohibited by the terms of the 1995 Indenture or the S-C Rig Loan Agreement (each as in effect on the date hereof), the Guarantor shall not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, nor shall the Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, unless and until all of the Guaranteed Obligations shall have been paid to the Lenders and discharged, in full. If any payment shall be made to the Guarantor on account of the subrogation, contribution or reimbursement rights discussed in this Section 6.5 at any time when the Guaranteed Obligations shall not have been paid and discharged, in full, each and every amount so paid shall forthwith be paid to the Lenders to be credited and applied against the Guaranteed Obligations, whether matured or unmatured.

                 6.6. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Note shall nonetheless be payable by the Guarantor forthwith on demand by the Lender.


                                  ARTICLE VII
                                    DEFAULTS

                 The occurrence of any one or more of the following events shall constitute a Default:

                 7.1. Any representation or warranty made or deemed made by or on behalf of either of the Obligors to the Collateral Agent or the Lenders under or in connection with this Agreement, any Note, any other Financing Document or any certificate or information delivered in connection herewith or therewith shall be materially false as of the date on which made.

                 7.2. (a) Nonpayment of principal of any Note within one (1) day of when due, or (b) nonpayment of interest upon any Note or of any other Obligations under any of the Financing Documents within five (5) days of notice from any Lender of such nonpayment or, with respect to nonpayment of interest, if shorter, within eight (8) days of when due.

                 7.3. The breach by either Obligor of any of the terms or provisions of Article V (except, with respect to a breach by the Borrower of Section 5.25 only, if all overdue rent payments (not being contested in good faith as provided in Section 5.25) with respect to all leases for all Landlord Waiver Locations do not, in the aggregate, exceed at any time $50,000) and, where such breach is reasonably capable of cure and provided such breach has not otherwise caused a Material Adverse Effect, the failure of either Obligor to cure such breach within thirty (30) days of a senior officer of either Obligor obtaining actual knowledge thereof.

                 7.4. The breach by either Obligor (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any Note which is not remedied within ten (10) days after written notice from the Collateral Agent.

                 7.5. Failure of Geotek or any of its Subsidiaries to pay any Indebtedness in excess of $2,000,000 when due (including any applicable grace periods); or the default by Geotek or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $3,500,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $3,500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

                 7.6. Geotek, the Borrower or any of the Borrower's Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they become due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property,
(e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (g) fail to contest in good faith any appointment or proceeding described in Section 7.7.

                 7.7. Without the application, approval or consent of Geotek, the Borrower or any of the Borrower's Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Geotek, the Borrower or any of the Borrower's Subsidiaries or any substantial part of their respective properties, or a proceeding described in Section 7.6(e) shall be instituted against Geotek, the Borrower or any of the Borrower's Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                 7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of greater than $1,000,000 worth of Collateral (as measured by the aggregate purchase price thereof) or all or any substantial portion of the property of Geotek, the Borrower or any of the Borrower's Subsidiaries.

                 7.9. Geotek, the Borrower or any of the Borrower's Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

                 7.10. The Unfunded Liabilities of all Plans shall exceed in the aggregate $1,000,000, any Lien in favor of the PBGC with respect to any Plan shall arise or be recorded, or any Reportable Event shall occur in connection with any Plan.

                 7.11. Any Lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Liens) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days.

                 7.12. Geotek, the Borrower or any of the Borrower's Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty
(30) days.

                 7.13. Any of the Financing Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or either Obligor denies that it has any further liability under any Financing Document to which it is party, or gives notice to such effect.

                 7.14. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Geotek or any of its Subsidiaries if any such event or circumstance could have a Material Adverse Effect.

                 7.15. The loss, suspension, revocation or amendment of, or failure to renew, any FCC License now held or hereafter acquired by Geotek or any of its Subsidiaries, if such loss, suspension, revocation, amendment or failure to renew could have a Material Adverse Effect. For purposes of this Section 7.15, the loss, suspension, revocation or failure to renew of any 900 MHz License owned by the Borrower or any of its Subsidiaries is deemed to have a Material Adverse Effect.

                 7.16. The FCC schedules or conducts a hearing with respect to, or commences an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of, any FCC License now held or hereafter acquired by Geotek or any of its Subsidiaries (other than a hearing with respect to a pending competing application) and (i) the Majority Lenders reasonably believe that the result thereof would be the termination, revocation, suspension or material adverse amendment of such License and (ii) in the case of any Subsidiary of Geotek other than the Borrower or any of the Borrower's Subsidiaries, such termination, revocation, suspension or material adverse amendment would have a Material Adverse Effect.

                 7.17. Geotek or any of its Subsidiaries defaults in the payment of any other written obligation to HNS in excess of $2,000,000, including, without limitation, with respect to any extension of trade credit by HNS; provided that such default shall not be a Default if it is the subject of a good-faith dispute for no longer than ninety (90) days.

                 7.18. The Collateral Agent does not have or ceases to have a fully-enforceable valid and perfected first-priority security interest in the Collateral (subject only to Permitted Liens (except as provided in Section 3.2(iii)(c)), in each case, for any reason other than the failure of the Collateral Agent to take any reasonable action (other than involving the payment of money) within its control and requested in writing by the Borrower (and which is not otherwise the responsibility of the Borrower hereunder or under the Collateral Documents).

                 7.19. Any judgment, order or ruling is entered, or partial or full resolution is reached, with respect to any litigation or proceeding listed in the Disclosure Letter (or any Schedule thereto), which judgment, order, ruling or resolution could have a Material Adverse Effect.

                 7.20. The breach by Geotek or any of its Subsidiaries of any of the terms or provisions of any of the other Financing Documents and, where such breach is reasonably capable of cure and provided such breach has not otherwise caused a Material Adverse Effect, the failure of Geotek or such Subsidiary to cure such breach within ten (10) days of becoming aware thereof.

                 7.21. The breach by the Borrower of its obligations to the Lender under Section 5.3 of the Manufacturing Agreement.

                 7.22. Any court shall enjoin the manufacture, sale, lease, use, repair, reconstruction, import or export of the Base Station Equipment by Geotek, the Borrower or PST on the grounds of infringement of intellectual property rights held by a third party.


                                  ARTICLE VIII
                 ACCELERATION, REMEDIES, WAIVERS AND AMENDMENTS

                 8.1.     Acceleration.  If any Default described in Section
7.6 or 7.7 occurs, the obligation of the Lenders to make Advances hereunder shall immediately and automatically terminate and the Obligations shall immediately become due and payable, in each case without any election or action on the part of the Lenders. If any other Default occurs, the Majority Lenders may (i) declare the obligation of the Lenders to make Advances to be terminated, whereupon the same shall forthwith terminate and (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Obligors hereby expressly waive. The Lenders' remedies hereunder shall be in addition to any remedies available to the Lenders or the Collateral Agent upon a Default under any of the other Financing Documents or otherwise pursuant to applicable law. All remedies contained in the Financing Documents or by law afforded shall be cumulative and all shall be available to the Lenders and the Collateral Agent until the Obligations have been paid in full. No individual Lender shall have any right to institute any proceeding or pursue any remedy with respect to this Agreement, the Notes or any other Financing Document (such right belonging to the Majority Lenders (or the Collateral Agent, at the direction of the Majority Lenders)); provided, however, that any Lender may institute a proceeding or pursue any remedy for the enforcement of the payment of principal of, or accrued interest on, any Note on or after the respective due dates set forth in such Note (or any applicable prepayment date, if earlier), subject to applicable grace periods; provided, further, that the foregoing shall not limit any right of HNS (in its individual capacity and not as a Lender hereunder) to institute any proceeding or pursue any remedy under the Manufacturing Agreement, the Sales Representation Agreement or any other Facility Document (other than the Financing Documents).

                 8.2. Preservation of Rights; Amendments and Waivers. No delay or omission of the Lenders or the Collateral Agent to exercise any right under the Facility Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Financing Documents whatsoever shall be valid unless in writing signed by the Majority Lenders, and then only to the extent in such writing specifically set forth; provided that the consent of all the Lenders is required to (i) increase the Maximum Advance Amount, (ii) reduce the principal of, or interest on, the Notes, (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes,
(iv) change the percentage of the

Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (v) change the definition of Majority Lenders or (vi) except as otherwise expressly provided in this Agreement or the other Financing Documents, and other than in connection with the sale or other disposition of any asset of the Borrower permitted under this Agreement, release any Liens in favor of the Lenders on a material portion of the Collateral; provided, further, that the consent of the Collateral Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Collateral Agent under any Financing Document, in addition to the consent of the Majority Lenders or the Lenders otherwise required by this Section.


                                   ARTICLE IX
                               GENERAL PROVISIONS

                 9.1. Successors and Assigns. (a) The terms and provisions of the Facility Documents shall be binding upon and inure to the benefit of the Obligors, the Lenders, the Collateral Agent and their respective successors and assigns.

                          (b) Subject to the Securities Act and applicable
state securities laws, the Lender may (i) on or prior to the Advance Cutoff Date, (1) sell, assign or otherwise transfer the Note, subject to the terms thereof (and its rights and obligations under the other Financing Documents), in whole or in part, to (A) any Hughes Subsidiary, (B) any other Affiliate of the Lender (other than a competitor of Geotek engaged or, to the knowledge of the Lender, planning to engage in the business of providing wireless voice or data communications services to mobile customers or of providing equipment in connection therewith) or, (C) with the prior written consent of Geotek, such consent not to be unreasonably withheld, any other Person or (2) assign the payments due under the Note to any bank or financial institution and (ii) after the Advance Cutoff Date, sell, assign or otherwise transfer the Note, subject to the terms thereof (and its rights and obligations under the other Financing Documents), in whole or in part (but in parts representing no less than $1,000,000 in principal amount), to any Person (other than a competitor of Geotek engaged or, to the knowledge of the Lender, planning to engage in the business of providing wireless voice or data communications services to mobile customers or of providing equipment in connection therewith (except for Hughes Subsidiaries)). Notwithstanding the foregoing, after the occurrence and during the continuance of a Default, the Lender may sell, assign or otherwise transfer the Note (and its rights and obligations under the other Financing Documents) to any Person without any restriction (other than as imposed by the Securities Act and applicable state securities laws) or right of the Borrower to approve or disapprove such transfer.

                          (c) Except upon the occurrence and during the
continuance of a Default, before HNS or any of its Affiliates may sell, assign or otherwise transfer any Note pursuant to Section 9.1(b), it shall give the Borrower written notice of its good faith intention to do so, whereupon the Borrower shall have fifteen (15) days from the date of such notice

(the "Prepayment Notice Period") to notify HNS or such Affiliate in writing of its intention to prepay such Note in its entirety (including any accrued and unpaid interest and any other Obligations allocable thereto). If the Borrower so chooses to prepay such Note, it shall do so within thirty (30) days of its notice to HNS or such Affiliate of such intention to do so. If the Borrower does not give HNS or such Affiliate notice of its intention to prepay such Note during the Prepayment Notice Period, then HNS or such Affiliate may sell, assign or otherwise transfer such Note or any portion thereof at any time during the seventy-five (75) day period beginning on the day immediately following the last day of the applicable Prepayment Notice Period without any right of the Borrower to prepay such Note hereunder or under Section 2.10 (the "Prepayment Moratorium Period"). If HNS or such Affiliate does not sell, assign or otherwise transfer such Note or any portion thereof during the Prepayment Moratorium Period, the Borrower's prepayment rights hereunder shall revive with respect to any portion not sold, assigned or transferred until the occurrence of another Prepayment Moratorium Period in accordance herewith.

                          (d) The Obligors authorize the Lenders to disclose to
any prospective purchaser, assignee or other transferee of an interest in the Financing Documents the Financing Documents and any financial or other information pertaining to the Financing Documents and the Advances known to the Lenders and the Obligors agree to cooperate in providing such purchaser or prospective purchaser with any publicly- filed or publicly-available information about the Obligors or their respective businesses.

                          (e) Except as expressly set forth to the contrary in
Section 9.1(b), from and after the completion of any sale, assignment or other transfer permitted hereunder, the purchaser, assignee or transferee shall have all of the rights and obligations of a "Lender" hereunder and under the other Financing Documents, to the extent of the interest sold, assigned or otherwise transferred to such Person.

                          (f) In connection with any sale, assignment or other
transfer permitted hereunder, the Borrower and the Lenders agree to execute such agreements, certificates, instruments or other documents, and to take such other actions as the transferor or transferee Lender or the Borrower may reasonably request (including, without limitation, the execution and delivery by the Borrower of replacement Notes), to evidence such sale, assignment or other transfer and to preserve the rights of the Lenders, such transferee and the Borrower under the Notes and the other Financing Documents (including, without limitation, their respective rights and the rights of the Collateral Agent in the Collateral).

                          (g) The Obligors may not assign or otherwise transfer
any of their rights or obligations under any of the Facility Documents.

                 9.2. Survival of Representations. All representations and warranties of the Obligors contained in any Financing Document shall survive delivery of the Notes and the making of the Advances herein contemplated.

                 9.3. Governmental Regulation. Anything contained in any Facility Document to the contrary notwithstanding, the Lenders shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

                 9.4. New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Service of Process. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (AND APPELLATE COURTS FROM ANY THEREOF) FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OBLIGOR AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES TO THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 10.2.

                 9.5. Headings. Section headings in the Financing Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Financing Documents.

                 9.6. Entire Agreement. The Facility Documents embody the entire agreement and understanding among the Obligors, the Lenders and the Collateral Agent and supersede all prior agreements and understandings among the Obligors, the Lenders and the Collateral Agent relating to the subject matter thereof.

                 9.7. Expenses; Indemnification. The Obligors agree, jointly and severally, to reimburse the Lenders and the Collateral Agent for any out-of-pocket costs and expenses

(including reasonable fees and time charges of outside legal counsel to the Collateral Agent) paid or incurred by the Lenders and the Collateral Agent in connection with (i) obtaining (or confirming) the required perfection and first-priority status of the Collateral Agent's security interest in the Base Station Equipment ("Perfection Costs") and (ii) after the occurrence and during the continuance of a Default, the collection and enforcement of the Financing Documents. The Obligors further agree, jointly and severally, to indemnify the Lenders, the Collateral Agent and their respective directors, officers, employees, agents and attorneys (collectively, the "Indemnified Parties") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation (or preparation therefor (if litigation actually commences)) whether or not any Indemnified Party is a party thereto, but excluding the costs of negotiating, documenting and closing the financing transaction contemplated by this Agreement (other than Perfection Costs)) (collectively, "Costs") which any of them may pay or incur arising out of or relating to this Agreement, the other Financing Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of the Advances; provided, however, that with respect to any Costs incurred in connection with any legal proceeding between an Indemnified Party and one or more of the Obligors (solely as such Costs relate to the matter or matters in dispute between an Obligor or the Obligors and such Indemnified Party and not to any matters in dispute between such Indemnified Party and any third party), the Obligors shall only be required to indemnify such Indemnified Party in the event the Indemnified Party shall finally prevail in such proceeding (as evidenced by a final judgment not subject to further appeal). The obligations of the parties under this Section shall survive the termination of this Agreement.

                 9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

                 9.9. Severability of Provisions. Any provision in any Financing Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Financing Documents are declared to be severable.

                 9.10. Confidentiality; Public Disclosures. Subject to the parties' disclosure obligations under the Securities Act and the Exchange Act, and unless otherwise permitted under Section 9.1(d) or required by law or order of a court, administrative agency or other quasi- judicial body of competent jurisdiction, and then only after providing prompt written notice of its intention to disclose, no party hereto shall issue any press release or make any public statement relating to the transactions evidenced by this Agreement or otherwise disclose this agreement to any third party without the other parties' written approval (such approval not to be unreasonably withheld), except that this Agreement may be disclosed to each party's attorneys, financial advisors and others in a confidential relationship to such party.

                 9.11. Risk of Loss. The Borrower bears the risk of loss of the Base Station Equipment financed hereunder. If any item of such Base Station Equipment is lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use (each, a "Loss"), the Borrower shall immediately notify the Lenders, and shall, no later than thirty (30) days from the date of such Loss, pay to the Lenders the remaining unpaid principal balance of the Advances in respect of such item (i.e., up to ninety percent (90%) of the purchase price thereof), together with all amounts of interest and other amounts due to the Lenders with respect to such item.

                 9.12. Setoff. To the extent that any amount is owing at any time to Geotek by HNS pursuant to any of the Warrants for the payment of the "Exercise Price" thereunder, HNS may satisfy such amount, in whole or in part, by set-off against any amount then due and payable by either Obligor hereunder (whether at the stated maturity, by acceleration or otherwise).

                 9.13. Registration Rights. The Notes shall be entitled to the Registration Rights set forth in the Registration Rights Agreement. In connection therewith, the parties hereto agree to any amendments to this Agreement made pursuant to and as contemplated by Section 6(a) thereof.


                                   ARTICLE X
                                    NOTICES

                 10.1. Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when personally delivered, or when deposited in the United States mail for overnight delivery, postage prepaid, or when sent by facsimile transmission and mechanical confirmation of a successful transmission has been received, or when deposited with a reputable overnight delivery service, charges prepaid, in each case addressed to the applicable Obligor or HNS at the addresses indicated below their signatures to this Agreement or to any other Lender at the address specified in writing by such Lender to the parties hereto. All notices to be given to the Collateral Agent hereunder or under the other Financing Documents shall, so long as HNS is the Collateral Agent, be delivered to the address for notices to HNS set forth on the signature page hereto.

                 10.2. Change of Address. The Obligors, HNS, the Lenders and the Collateral Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XI
                                  COUNTERPARTS

                 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each of the Obligors and HNS.

                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the Borrower, Geotek and the Lender have executed this Agreement as of the date first above written.



                               Borrower:


                               GEOTEK FINANCING CORPORATION


                               By:     /s/ Michael McCoy
                                  --------------------------------------------
                               Title:   Chief Financial Officer
                               Address:  c/o Geotek Communications, Inc.
                                         20 Craig Road
                                         Montvale, NJ 07645
                               Telecopy No.:  (201) 930-9614



                               Geotek (Guarantor):


                               GEOTEK COMMUNICATIONS, INC.


                               By:     /s/ Michael McCoy
                                  --------------------------------------------
                               Title:   Chief Financial Officer
                               Address:      20 Craig Road
                                             Montvale, NJ 07645


                               Telecopy No.:  (201) 930-9614



                               HNS (Lender)

                               HUGHES NETWORK SYSTEMS, INC.

                               By:     /s/ Pradeep Kaul
                                  --------------------------------------------
                               Title:      Executive Vice President
                               Address:    10450 Pacific Center Court
                                           San Diego, CA  92121
                               Telecopy No.:  (619) 457-4994

                                   EXHIBIT A

                                  FORM OF NOTE

THIS NOTE MAY NOT BE OFFERED OR SOLD, UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE VENDOR CREDIT FINANCING AGREEMENT, DATED AS OF SEPTEMBER ___, 1996, A COPY OF WHICH MAY BE OBTAINED FROM GEOTEK FINANCING CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.


                       GUARANTEED SECURED PROMISSORY NOTE

$[100,000,000]                                              _____________, 1996


GEOTEK FINANCING CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to HUGHES NETWORK SYSTEMS, INC. (the "Lender"), in immediately available funds, the principal sum of [ONE HUNDRED MILLION] DOLLARS ($[100,000,000]), or such lesser amount as may then constitute the aggregate unpaid principal amount of the Advances made to the Borrower by the Lender pursuant to the Vendor Credit Financing Agreement (as defined below), together with interest thereon at the rates and on the dates specified in Section 2.3 of the Vendor Credit Financing Agreement, dated as of September ___, 1996, by and among the Borrower, the Lender and Geotek Communications, Inc., as Guarantor (as the same may be amended, modified or restated from time to time, the "Vendor Credit Financing Agreement"). Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Vendor Credit Financing Agreement.

All interest shall be computed for actual days elapsed on the basis of a 365 (or 366, as appropriate)-day year.

The obligations of the Borrower under this Note have been unconditionally guaranteed by the Guarantor, as more fully provided in Article VI of the Vendor Credit Financing Agreement.

The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note the principal amount of all Advances made by the Lender to the Borrower under the Vendor Credit Financing Agreement as well as all repayments of principal permitted thereunder and all additions to principal made pursuant to Section 2.3(b) thereof; provided, that the failure to make any such notations on such Schedule shall not limit or otherwise affect the obligations of the Borrower under the Vendor Credit Financing Agreement or this Note.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Vendor Credit Financing Agreement, to which Vendor Credit Financing Agreement reference is hereby made for a statement of the terms and conditions under which the Maturity Date of this Note may be accelerated. This
Note is subject to optional and mandatory prepayment as provided in the Vendor Credit Financing Agreement.

This Note is secured pursuant to the terms of the Pledge Agreement and the Security Agreement and the other Collateral Documents in existence from time to time.

This Note is subject to the restrictions on transfer set forth in Section 9.1 of the Vendor Credit Financing Agreement and is entitled to the Registration Rights set forth in Annex A attached to the Vendor Credit Financing Agreement.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                                           GEOTEK FINANCING CORPORATION

                                           By:_______________________________

                                           Title: ___________________________

     SCHEDULE OF BORROWINGS OF, ADDITIONS TO AND REPAYMENTS OF PRINCIPAL TO
                       GUARANTEED SECURED PROMISSORY NOTE
                         OF GEOTEK FINANCING CORPORATION
                          DATED ________________, 1996



                                           Amount of
                 Amount of                 Addition to              Amount                    Unpaid
Date             Borrowing                 Principal                Repaid                    Balance
-----------------------------------------------------------------------------                 ---------

                                   EXHIBIT C

                                    FORM OF
                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of September __, 1996 by GEOTEK FINANCING CORPORATION, a Delaware corporation, having its principal office at c/o Geotek Communications, Inc., 20 Craig Road, Montvale, NJ 07645 (the "Borrower"), in favor of HUGHES NETWORK SYSTEMS, INC., a Delaware corporation, having an office at 10450 Pacific Center Court, San Diego, CA 92121 ("HNS"), for itself and as collateral agent for the benefit of the Lenders (as defined below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower, Geotek Communications, Inc., as guarantor (the "Guarantor") and HNS have entered into a Manufacturing Agreement of even date herewith (as amended or otherwise modified from time to time, the "Manufacturing Agreement") pursuant to which the Borrower will purchase from HNS from time to time Base Station Equipment (as described therein);

     WHEREAS, the Borrower, the Guarantor and HNS (together, with its successors and assigns, referred to collectively as the "Lenders") have entered into a Vendor Credit Financing Agreement of even date herewith (as amended or otherwise modified from time to time, the "Financing Agreement") pursuant to which the Lenders have agreed to make Advances (as defined therein) to the Borrower as evidenced by the Notes (as defined therein) to finance the purchase by the Borrower from HNS of Base Station Equipment pursuant to the Manufacturing Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Financing Agreement;

     WHEREAS, the Lenders have required, as a condition to their entering into the Financing Agreement, that the Borrower (i) grant to the Collateral Agent a security interest in and to the Collateral (as defined herein) and (ii) execute and deliver this Security Agreement in order to secure the payment and performance by the Borrower of the Obligations.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and in order to induce HNS to make the Advances under the Financing Agreement, the Borrower hereby agrees with the Collateral Agent for its benefit and the ratable benefit of the Lenders as follows:

     SECTION 1. CREATION OF SECURITY INTEREST. The Borrower hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Lenders a continuing security interest in all of the Borrower's right, title and interest in and to the collateral described in

Section 2 hereof (the "Collateral") in order to secure the payment and performance of all Obligations.

     SECTION 2.     COLLATERAL.  The Collateral is:

          (a) All Base Station Equipment (as defined in the Financing Agreement) and other related equipment purchased by the Borrower from HNS utilizing Advances under the Financing Agreement and all Replacement Communications Equipment and Reacquired Base Station Equipment (each as defined in the Financing Agreement), whether purchased on the date hereof or hereafter at any time by the Borrower from HNS and wherever located, including, without limitation, mobile radio infrastructure equipment (which includes, without limitation, remote sector equipment, mini-sector equipment, microsites, sector controllers, power amplifier racks, transceiver racks and antenna box final assemblies (and any wiring, harnesses, incidental equipment and hardware contained in such mobile radio infrastructure equipment)) to be used by the Borrower, the Guarantor, and Geotek Affiliates (as defined in the Manufacturing Agreement, "Geotek Affiliates") and their respective joint-venture partners and participants for the provision of mobile wireless communications services throughout the world or in any network in which the Guarantor or any Geotek Affiliate owns an interest or for any other purpose;

          (b) all cash substituted by the Borrower for Base Station Equipment as Collateral hereunder pursuant to the provisions of Section 5.12(c) of the Financing Agreement; and

          (c) all products and proceeds of any of the foregoing including, without limitation, (i) whatever is now or hereafter received by the Borrower upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute inventory, accounts, accounts receivable, general intangibles, instruments, securities (including, without limitation, United States of America Treasury Bills), credits, claims, demands, documents, letters of credit and letter of credit proceeds, chattel paper, documents of title, certificates of title, certificates of deposit, warehouse receipts, bills of lading, leases, deposit accounts, money, tax refund claims, contract rights, goods, equipment, machinery or computers and related equipment, (ii) any such items which are now or hereafter acquired by the Borrower with any proceeds of Collateral hereunder and (iii) any insurance now or hereafter payable by reason of loss or damage to any item of Collateral or any proceeds thereof.


     SECTION 3. THE BORROWER'S REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Collateral Agent and the Lenders as follows:

          (a) Location of Chief Executive Office. The Borrower's chief executive office is located at c/o Geotek Communications, Inc., 20 Craig Road, Montvale, NJ 07645.

          (b) Perfection and Priority of Security Interest. With respect to Collateral constituting Base Station Equipment to be located in a jurisdiction subject to the Uniform Commercial Code, upon (i) the delivery (or redelivery, as contemplated by Section 5.12(c) of the Financing

Agreement) to the Borrower of such Collateral, (ii) the filing of Uniform Commercial Code financing statements naming the Collateral Agent as secured party and the Borrower as debtor with respect to such Collateral in the appropriate filing office(s) in such jurisdiction, and (iii) if applicable, compliance by the Collateral Agent with the provisions of Section 9-312(c) of the applicable Uniform Commercial Code relating to notice to the holders of conflicting security interests in the Collateral, if any (it being understood by the Borrower that such conflicting security interests may not be permitted hereunder or under the Financing Agreement and may result in an Event of Default hereunder), the Collateral Agent shall have, for its benefit and the ratable benefit of the Lenders, a fully-enforceable valid and perfected first-priority security interest in such Collateral, securing the payment of the Obligations.

          (c) No Consents or Filings. Except for those obtained prior to the date hereof, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant of the security interest by the Borrower in the Collateral pursuant to this Security Agreement or for the execution, delivery or performance of this Security Agreement by the Borrower.

          (d) Authority. The Borrower has full power and authority to enter into this Security Agreement and to grant a security interest in the Collateral as provided by this Security Agreement.

          (e) Enforceable Obligation. This Security Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or general principles of equity (whether considered at law or in equity).

          (f) No Conflict, etc. The execution, delivery and performance of this Security Agreement by the Borrower and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Borrower, the Guarantor or any of their respective Subsidiaries is a party.

          (g) Purchase Money Security Interest. The security interest granted to the Collateral Agent in Collateral comprised of Base Station Equipment (other than Base Station Equipment sold and reacquired by the Borrower as contemplated by Section 5.12(c) of the Financing Agreement) pursuant to this Security Agreement constitutes a "purchase money security interest" as defined in the Uniform Commercial Code in effect on the date hereof in the State of New York (without giving effect to any disposition and reacquisition of such Base Station Equipment as contemplated by Section 5.12 of the Financing Agreement.

     SECTION 4. COVENANTS OF THE BORROWER. During the term of this Security Agreement, unless the Collateral Agent shall otherwise consent in writing:

          (a) Adverse Claims. The Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein unless both the Collateral Agent and the Borrower determine that the claim or demand is not material and that, consequently, such defense would not be consistent with good business judgment. The Borrower will not permit any notice of any Lien with respect to the Collateral or any portion thereof to exist or be on file in any public office, except for Permitted Liens not otherwise waived or released in connection with the Financing Agreement.

          (b)  Changes Affecting Collateral.   The Borrower will not (i) change
the location of its chief executive office from that listed in Section 3(a) hereof; (ii) move or permit movement of any Collateral from the county or other jurisdiction specified by the Borrower pursuant to Section 3.2(i)(b) or 3.2(iii)(a), as applicable, of the Financing Agreement with respect to such Collateral or (iii) voluntarily or involuntarily change its identity or corporate structure, unless in each case the Borrower shall have given the Collateral Agent thirty (30) days prior written notice thereof and shall have in advance executed and caused to be filed and/or delivered to the Collateral Agent any financing statements or other documents required by the Collateral Agent to maintain its fully-enforceable valid and perfected first-priority security interest in all Collateral in accordance with Section 4(c) hereof, all in form and substance satisfactory to the Collateral Agent.

          (c) Further Assurances. The Borrower will, promptly upon request by the Collateral Agent, execute and deliver or procure any document, give any notices, execute and file any financing statements, mortgages or other documents, all in form and substance reasonably satisfactory to the Collateral Agent, mark any chattel paper, deliver any chattel paper or instruments to the Collateral Agent and take any other actions that are necessary or, in the opinion of the Collateral Agent, desirable to perfect or continue the perfection and the first-priority of the Collateral Agent's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Security Agreement. The Borrower will pay all actual out-of-pocket costs and expenses incurred in connection with any of the foregoing.

          (d) Liens; Dispositions. Without the prior written consent of the Collateral Agent, the Borrower will not in any way hypothecate or create or permit to exist any Lien, security interest, charge or encumbrance on or other interest in the Collateral, except for Permitted Liens not otherwise waived or released in connection with the Financing Agreement, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral, except as expressly permitted by the Financing Agreement (including Section 5.12 thereof) and this Security Agreement. If the proceeds of any such sale are notes, instruments, documents of title, letters of credit or chattel paper, such proceeds shall be promptly delivered to the Collateral Agent to be held as Collateral hereunder. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Collateral Agent shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Collateral Agent and the Lenders. Following such a sale, the Borrower will transfer such proceeds to the Collateral Agent in kind.

          (e) Contractual Obligations. Except as expressly contemplated by the Financing Documents, the Borrower will not enter into any contractual obligations which may restrict or inhibit the Collateral Agent's legal rights to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default (as hereinafter defined).

          (f) Protection of Security Interest. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), the Collateral Agent shall have the right at any time to do any acts the Collateral Agent may deem necessary to protect its security interest in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any encumbrance, charge or Lien which, in the judgment of the Collateral Agent, appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in, and/or the value of, the Collateral. Without limiting the generality of Section 9.7 of the Financing Agreement, the Borrower hereby agrees to reimburse the Collateral Agent for all payments made and expenses incurred under this Security Agreement including fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of inside counsel) acting for the Collateral Agent, including any of the foregoing payments under or acts taken to protect its security interest in the Collateral, which amounts shall be secured under this Security Agreement, and agrees that it shall be bound by any payment made or act taken by the Collateral Agent hereunder absent the Collateral Agent's gross negligence or willful misconduct. The Collateral Agent shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

          (g) Taxes. The Borrower shall pay and discharge all taxes, assessments and charges or levies against the Collateral prior to delinquency thereof, and shall keep the Collateral free of all unpaid taxes, assessments and charges (other than to the extent such unpaid taxes, assessments and charges constitute Permitted Liens).

          (h) Insurance. The Borrower, at its own expense, shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral against such risks and liabilities, with such carriers and in such amounts as the Collateral Agent may reasonably require. Such insurance shall be payable to the Collateral Agent and to the Borrower as their interests may appear, shall include a loss payee endorsement, and shall not be subject to cancellation or reduction in coverage without thirty (30) days' prior written notice to the Collateral Agent. The Borrower shall supply evidence of such insurance to the Collateral Agent upon request.

          (i) Inspection. The Collateral Agent shall have, at all times, with reasonable prior notice (except after the occurrence and during the continuance of an Event of Default (as hereinafter defined), when no notice shall be required, the right to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting the Collateral Agent's security interest in the Collateral, or otherwise determining whether the Borrower is in compliance with the terms of this Security Agreement.

          (j) Priority. The Borrower, at its own expense, will provide the Collateral Agent with all information, filings and other documentation and cooperation necessary to enable the Collateral Agent to comply with the provisions of Section 9-312 of the applicable Uniform Commercial Code in order to preserve the priority of the Collateral Agent's purchase money security interest in the Collateral against the holders of conflicting security interests in such Collateral, if any, it being understood by the Borrower that such conflicting security interests may not be permitted hereunder or under the Financing Agreement and may result in an Event of Default hereunder.


     SECTION 5. EVENTS OF DEFAULT. The occurrence of any Default (as defined in the Financing Agreement) shall constitute an event of default ("Event of Default") under this Security Agreement.


     SECTION 6.  REMEDIES UPON AN EVENT OF DEFAULT.

          Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in addition to the remedies provided for in
Article VIII of the Financing Agreement, without notice to or demand upon the Borrower, do any one or more of the following:

          (a) Exercise any or all of the rights and remedies provided for by the applicable Uniform Commercial Code, specifically including, without limitation, the right to recover the fees and expenses incurred by the Collateral Agent in the enforcement of this Security Agreement or in connection with the Borrower's redemption of the Collateral, including fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of inside counsel).

          (b) Require the Borrower to assemble the Collateral or any part thereof and make it available at one or more places as the Collateral Agent may reasonably designate and to deliver possession of the Collateral or any part thereof to the Collateral Agent, who shall have full right to enter upon any or all of the Borrower's premises and property to exercise the Collateral Agent's rights hereunder.

          (c) Use, manage, operate and control the Collateral in order to preserve such Collateral or its value, including, without limitation, the rights to take possession of all of the Collateral, to exclude any third parties, whether or not claiming under the Borrower, from the Borrower's premises and property, to make repairs, replacements, alterations, additions and improvements to the Collateral, and to dispose of all or any portion of the Collateral in the ordinary course of the Borrower's business.

          (d) Use (and assign or license such right to use), in connection with any repair, replacement, alteration, addition, improvement, assembly, use, sale or disposition of the Collateral, any intellectual property (including, without limitation, patents, copyrights, trademarks and service marks) or other technical knowledge or process used or utilized from time to time by the Borrower or within the power of the Borrower to license or sublicense.

          (e) Enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent the Collateral Agent from pursuing any other or further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release the Borrower from its obligations hereunder.

          (f) In connection with any public or private sale under the applicable Uniform Commercial Code (or the equivalent with respect to a jurisdiction not subject to the Uniform Commercial Code), the Collateral Agent shall give the Borrower at least fifteen (15) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof may be made, which shall be deemed to be reasonable notice of such sale or other disposition. Such notice may be given to the Borrower in accordance with the provisions of
Section 11.1 hereof.

          (g) Proceed by an action or actions at law or in equity to foreclose this Security Agreement and sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

          (h) If the Collateral Agent recovers possession of all or any part of the Collateral pursuant to a writ of possession or other judicial process, whether prejudgment or otherwise, the Collateral Agent may thereafter retain, sell or otherwise dispose of such Collateral in accordance with this Security Agreement or the applicable Uniform Commercial Code, and following such retention, sale or other disposition, the Collateral Agent may voluntarily dismiss without prejudice the judicial action in which such writ of possession or other judicial process was issued. The Borrower hereby consents to the voluntary dismissal by the Collateral Agent of such judicial action, and the Borrower further consents to the exoneration of any bond that the Collateral Agent files in such action.

     SECTION 7. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith other than such duties as may be imposed by Article 9 of the Uniform Commercial Code and other applicable laws and not expressly and validly waived hereunder. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to any matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     SECTION 8. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of, and unaffected by:

          (a)  any lack of validity or enforceability of any Facility Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Facility Document;

          (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or of this Security Agreement.

     SECTION 9. DISTRIBUTION OF PROCEEDS UPON EVENT OF DEFAULT. Upon the sale or other disposition of any Collateral pursuant to Section 6 hereof, the proceeds of such sale or other disposition shall be applied by the Collateral Agent in the following order of priority:

          (a) first, to the reasonable out-of-pocket costs and expenses of the Collateral Agent incurred in connection with the performance of its duties under this Security Agreement;

          (b) second, to the Lenders pro rata based on their respective Proportionate Shares until payment in full of all Obligations; and

          (c)  third, delivered to the Borrower.

          For the avoidance of doubt, none of the proceeds of such sale or other disposition shall be distributed to the Lenders pursuant to Section 9(b) hereof until the Collateral Agent has received full payment for all expenses incurred by it in connection with the performance of its duties under this Security Agreement and none of the proceeds of such sale or other disposition shall be distributed to the Borrower under Section 9(c) hereof until all of the Obligations have been paid in full.

     SECTION 10.    THE COLLATERAL AGENT AS THE LENDERS' CONTRACTUAL
                    REPRESENTATIVE.

     SECTION 10.1. Appointment of Collateral Agent. Each Lender hereby designates HNS as Collateral Agent to act as herein specified. Each Lender hereby irrevocably authorizes the

Collateral Agent to take such action on its behalf under the provisions of this Security Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent shall hold all Collateral and proceeds from the Collateral for the benefit of itself and the Lenders to be distributed as provided herein. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

     SECTION 10.2. Nature of Duties of Collateral Agent. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature, and the Collateral Agent shall not have by reason of this Security Agreement a fiduciary relationship in respect of any Lender.

     SECTION 10.3. Lack of Reliance on Collateral Agent. The Collateral Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Security Agreement, the Financing Agreement or the Notes or the existence or possible existence of any Event of Default, unless any Lender specifically requests the Collateral Agent to do so in writing.

     SECTION 10.4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to request instructions from the Majority Lenders at any time. If the Collateral Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Majority Lenders, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders.

     SECTION 10.5. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Collateral Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 10.6. Indemnification of Collateral Agent. To the extent the Collateral Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify





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
the Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, in any way relating to or arising out of this Security Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct.

     SECTION 10.7. The Collateral Agent in its Individual Capacity . With respect to its obligation as a Lender under this Security Agreement, the Collateral Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it was not performing the duties specified herein; and the term "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity as a Lender. The Lenders acknowledge that HNS is the seller of the Base Station Equipment to the Borrower and has engaged in certain other business transactions with the Borrower and other Geotek Affiliates and agree that the Collateral Agent may lend money to, acquire equity interests in, and generally engage in any kind of financial advisory or other business with the Borrower or any other Geotek Affiliate as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Security Agreement and otherwise without having to account for the same to the Lenders.

     SECTION 10.8.  Successor Collateral Agent.

          (a) The Collateral Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor collateral agent pursuant to the provisions of this Section 10.8) by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor collateral agent. If no successor collateral agent (i) shall have been so appointed by the Majority Lenders, and (ii) shall have accepted such appointment, within thirty (30) days after the Collateral Agent's giving of notice of resignation, then, upon five (5) days' notice, the Collateral Agent may, on behalf of the Lenders, appoint a successor collateral agent.

          (b) Upon the acceptance of any appointment as collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Collateral Agent, all references in this Security Agreement to "Collateral Agent" shall refer to such successor collateral agent and the Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After the Collateral Agent's resignation hereunder as collateral agent, the provisions of Section 10 hereof shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement.

          (c) In the event of a material breach by the Collateral Agent of its duties hereunder, the Collateral Agent may be removed by the Majority Lenders for cause and the provisions of this Section 10.8 shall apply to the appointment of a successor collateral agent.

     SECTION 10.9.  Collateral Matters.

          (a) The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral.

          (b) The Lenders hereby authorize the Collateral Agent to, and the Collateral Agent shall, release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon the payment and satisfaction of all of the Obligations, (ii) constituting property being sold or disposed of in conformance with the requirements of the Financing Agreement and this Security Agreement (provided that the proceeds of such sale are applied or pledged as required therein and herein) or (iii) if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.9.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of the Financing Agreement or this Security Agreement or consented to in writing by the Majority Lenders, and upon at least five (5) Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for its benefit and the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent or the Lenders to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon all interests retained by the Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising





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
     at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.9, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

     SECTION 10.10. Actions with Respect to Events of Default. The Collateral Agent shall take such action with respect to an Event of Default as shall be directed by the Majority Lenders; provided that until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders.

          Any amendment or waiver of any provision of this Security Agreement and any consent to any departure by the Borrower from any provision of this Security Agreement shall be effected by the Collateral Agent pursuant to
Section 11.4 hereof and only upon the written authorization of the Majority Lenders.

     SECTION 10.11. Delivery of Information. The Collateral Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Collateral Agent from the Borrower, the Majority Lenders, any Lender or any other Person under or in connection with this Security Agreement except (i) as specifically provided in this Security Agreement and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Collateral Agent at the time of receipt of such request and then only in accordance with such specific request.


     SECTION 11.    MISCELLANEOUS PROVISIONS.

     SECTION 11.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth in Article X of the Financing Agreement or Article XI of the Loan Agreement, as applicable.

     SECTION 11.2. Headings. Section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Security Agreement.

     SECTION 11.3. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

     SECTION 11.4. Amendments, Waivers and Consents. No delay or omission of the Collateral Agent to exercise any right under this Security Agreement shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent, and then only to the extent in such writing specifically set forth. All remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent, for the benefit of the Lenders, until the Obligations have been paid in full.

     SECTION 11.5. Interpretation of Agreement. Time is of the essence in each provision of this Security Agreement of which time is an element. All terms not defined herein or in the Financing Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Financing Agreement and is not dealt with herein with more specificity, the Financing Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

     SECTION 11.6. Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure to the benefit of the Collateral Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (iii), above, any Lender may, except as limited by the express terms of the Financing Agreement or the Notes, assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

     SECTION 11.7. Reinstatement. To the extent permitted by law, this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by such Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     SECTION 11.8. Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Security

Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

     SECTION 11.9. Power of Attorney. The Borrower hereby irrevocably appoints and constitutes the Collateral Agent, or any Person or agent the Collateral Agent may designate, as the Borrower's attorney-in-fact to exercise all of the following powers upon the occurrence and during the continuance of an Event of Default (as defined in Section 5 hereof): (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens hereunder; (iv) making of any payments or taking any acts hereunder and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of the Borrower to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of the Borrower, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, sign the Borrower's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Borrower's name on any notice of Lien, and prepare, file and sign the Borrower's name on a proof of claim in bankruptcy or similar document against any creditor of the Borrower, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Security Agreement. This power of attorney is coupled with an interest and is irrevocable by the Borrower.

     SECTION 11.10. Authority of the Collateral Agent; Indemnification. The Collateral Agent shall have and be entitled to exercise all powers hereunder which are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any Lender, nor any director, officer, employee, attorney or agent of the Collateral Agent or any Lender shall be liable to the Borrower for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency of this Security Agreement or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Borrower agrees to indemnify and hold harmless the Collateral Agent and its officers, directors, employees and agents from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals), claims and liabilities incurred by the Collateral Agent (in its capacity as Collateral Agent) or such officers, directors, employees and agents (in each case in their capacity as such) hereunder as a result of the Borrower's actions, breach or assertion of a defense hereunder or under the other Financing Documents, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent or such Person, as applicable.

     SECTION 11.11. Release; Termination of Agreement. Subject to the provisions of Section 11.8 hereof, this Security Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Collateral Agent shall, at the request and expense of the Borrower, promptly reassign and redeliver to the Borrower all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Collateral Agent, for its benefit and the benefit of the Lenders, in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Borrower.

     SECTION 11.12. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

     SECTION 11.13. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER AND THE GUARANTOR EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY OF THE LENDERS TO COMMENCE LEGAL PROCEEDINGS AGAINST THE BORROWER OR ITS PROPERTY IN ANY OTHER JURISDICTION;

          (e) WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY OF THE LENDERS OF THEIR RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY OF THE LENDERS IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS SECURITY AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE BORROWER AND ANY SUCH PARTY.

          (f) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND

          (g) WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.

     SECTION 11.14. JURY TRIAL. THE BORROWER, THE COLLATERAL AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.15. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                      Borrower:

                                      GEOTEK FINANCING CORPORATION

                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------
                                      Address:  c/o Geotek Communications, Inc.
                                                20 Craig Road
                                                Montvale, NJ 07645
                                      Telecopy No.:  (201) 930-9614



                                      Collateral Agent:


                                      HUGHES NETWORK SYSTEMS, INC.,
                                      as Collateral Agent


                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------
                                      Address:   10450 Pacific Center Court
                                                 San Diego, CA  92121
                                      Telecopy No.: (619) 457-4994



With respect to Section 10 only:

Lender

HUGHES NETWORK SYSTEMS, INC.


By:
   --------------------------------------
Title:
      -----------------------------------
Address:    10450 Pacific Center Court
            San Diego, CA  92121
Telecopy No.: (619) 457-4994